Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333‑238680) and Form S‑8 (Nos 333‑266379, 333‑238627, 333‑231781, 333‑211298, 333‑204308 and 333‑258297) of Intellicheck, Inc. of our report dated March 31, 2025, with respect to the financial statements of Intellicheck, Inc., included in this Annual Report on Form 10‑K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Tysons, Virginia
March 31, 2025